Tompkins Financial Corporation 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Francis M. Fetsko, Executive VP, CFO & COO

Tompkins Financial Corporation (888) 503-5753

For Immediate Release

Friday, October 22, 2021

Tompkins Financial Corporation Reports Third Quarter Earnings

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)

Tompkins Financial Corporation reported diluted earnings per share of $1.45 for the third quarter of 2021, compared to $1.63 reported for the third quarter of 2020. Net income for the third quarter of 2021 was $21.3 million, compared to $24.2 million for the same period in 2020. Results for the third quarter of 2021 were negatively impacted by approximately $4.1 million ($0.21 per share) of nonrecurring expenses related to the prepayment of borrowings and the redemption of trust preferred securities. Though these transactions had a negative impact on current period earnings, they are expected to have a favorable impact on future earnings by way of reduced interest expense. Additional details on these nonrecurring transactions are described below.

For the year-to-date period ended September 30, 2021, diluted earnings per share were $4.72, up 31.5% from $3.59 for the same year-to-date period in 2020. Year-to-date net income was $69.8 million for the nine month period ended September 30, 2021, up 30.2% compared to $53.6 million for the same period in 2020.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report record earnings performance through the first nine months of 2021. The third quarter of 2021 was down from the same quarter last year due to some nonrecurring expenses related to discretionary debt restructuring transactions. Despite higher expenses related to these transactions, several positive revenue trends were noted during the quarter, including growth in both net interest income and noninterest income when compared to the second quarter this year."

Exhibit 99.1

SELECTED HIGHLIGHTS FOR THE THIRD QUARTER:

•	Net interest income was $56.1 million for the third quarter of 2021, up from $54.8 million reported in the second quarter of 2021, and down from $58.3 million reported in the same quarter of 2020. Net interest income in the third quarter of 2021 included a $1.2 million purchase accounting charge related to the redemption of $10.0 million in trust preferred securities. Net interest income for the second quarter of 2021 included a $650,000 purchase accounting charge related to the redemption of $5.2 million in trust preferred securities.
•	Total loans at September 30, 2021 were $5.1 billion compared to $5.4 billion at September 30, 2020, and $5.3 billion at year end 2020. The $301.5 million change in total loans compared to September 30, 2020, reflected a decline of $322.1 million in loans under the U.S. Small Business Administration's Paycheck Protection Program ("PPP") at the end of the third quarter of 2021 compared to the end of the third quarter of 2020.
•	Largely stable credit conditions and improving macroeconomic trends contributed to a lower allowance for credit losses at September 30, 2021 when compared to September 30, 2020. The provision for credit losses for the quarter and year-to-date periods ended September 30, 2021 were credits of $1.2 million and $6.1 million, respectively, compared to a credit of $218,000 and an expense of $17.4 million, respectively, for the same periods in 2020.
•	Noninterest income for the quarter was $20.9 million, reflecting an increase of 10.6% over the second quarter of 2021, and 10.4% over the third quarter of 2020.
•	Noninterest expense for the quarter was $50.2 million, an increase of 5.8% over the second quarter of 2021, and 7.3% over the same quarter last year. The increase in the third quarter of 2021 was largely related to $2.9 million of penalties related to prepayment of $135.0 million of FHLB borrowings.

NET INTEREST INCOME

The net interest margin was 2.89% for the third quarter of 2021, compared to 2.91% for the second quarter of 2021, and 3.26% for the third quarter of 2020. Net interest income was $56.1 million for the third quarter of 2021, compared to $58.3 million for the third quarter of 2020. Interest income for the third quarter of 2021 included $3.3 million of net deferred loan fees associated with PPP loans, compared to net deferred PPP loan fees of $2.4 million in the third quarter of 2020. Interest expense for the third quarter of 2021 was negatively impacted by an accelerated non-cash purchase accounting discount of $1.2 million related to the redemption of $10.0 million in trust preferred securities.

For the year-to-date period ended September 30, 2021, net interest income of $166.0 million was down 1.0% when compared to the nine month period ended September 30, 2020. For the year-to-date period in 2021, net deferred loan fees associated with PPP loans were approximately $8.0 million as compared to $4.8 million in the same period of 2020. Interest expense for the nine months ended September 30, 2021, was negatively impacted by an accelerated non-cash purchase accounting discount of $1.9 million related to the redemption of $15.2 million in trust preferred securities. The $15.2 million in redeemed trust preferred securities carried a weighted average interest rate of 5.26% at the time they were redeemed and had a weighted average final maturity of slightly more than 11 years.

Exhibit 99.1

Average loans for the quarter ended September 30, 2021 were $5.1 billion compared to $5.4 billion in the same period in 2020. The $285.0 million change in average loan balances was primarily due to a decline in average PPP loans from the third quarter of 2020 to the third quarter of 2021.

Average securities for the quarter ended September 30, 2021, were up $788.2 million or 54.0% when compared to the same period in 2020. The increase is mainly a result of investing excess cash, driven by deposit growth and PPP loan forgiveness.

Asset yields for the quarter ended September 30, 2021 were down 44 basis points compared to the quarter ended September 30, 2020, which reflects the impact of reductions in market interest rates over the trailing twelve month period as well as a greater percentage of earning assets being comprised of lower yielding securities and interest bearing balances due from banks, when compared to the same period in 2020.

Average total deposits for the third quarter of 2021 were up $571.9 million, or 9.0% compared to the same period in 2020. Average noninterest bearing deposits for the three months ended September 30, 2021 were up $267.5 million or 14.1% compared to the three months ended September 30, 2020. Average deposit balances continue to benefit from the PPP loan program, as the majority of the proceeds of the PPP loans funded by Tompkins during 2020 and the first half of 2021 were deposited in Tompkins checking accounts. The total cost of interest-bearing liabilities was 0.39% for the quarter ended September 30, 2021, a decline of 11 basis points from the quarter ended September 30, 2020.

NONINTEREST INCOME

Noninterest income of $20.9 million for the third quarter of 2021, was up 10.4% compared to the same period in 2020. For the year-to-date period, noninterest income of $59.7 million was up 8.5% from the same period in 2020. Growth over the same quarter and nine-month periods in the prior year was supported by increases in nearly all fee income categories, including: Insurance commissions and fees (up 10.3% for the quarter, 11.7% for the year-to-date period), Investment services income (up 15.5% for the quarter, 15.6% for the year-to-date period), Service charges on deposit accounts up (13.4% for the quarter, down 2.0% for the year-to-date period), and Card services income (up 12.3% for the quarter, 16.9% for the year-to-date period). Noninterest income represented 27.1% of total revenues for the third quarter of 2021, as compared to 24.5% of total revenues for the third quarter of 2020.

Exhibit 99.1

NONINTEREST EXPENSE

Noninterest expense was $50.2 million for the third quarter of 2021, up $3.4 million, or 7.3%, from the third quarter of 2020. For the year-to-date period, noninterest expense was $142.1 million, up $4.4 million or 3.2% from the same period in 2020. Included in the quarter and year-to-date periods of 2021 were penalties of $2.9 million related to the prepayment of $135.0 million in FHLB fixed rate advances. The advances, which were paid off in September 2021, carried a weighted average interest rate of 2.26% and had a weighted average maturity of 1.25 years.

INCOME TAX EXPENSE

The Company's effective tax rate was 23.7% for the third quarter of 2021, compared to 20.7% for the same period in 2020. The effective tax rate for the nine months ended September 30, 2021 was 22.1%, compared to 20.4% reported for the same period in 2020.

ASSET QUALITY

The allowance for credit losses represented 0.91% of total loans and leases at September 30, 2021, down from 0.92% at June 30, 2021, and 0.98% at December 31, 2020. The ratio of the allowance to total nonperforming loans and leases declined to 76.2% at September 30, 2021, compared to 88.3% at June 30, 2021, and 112.9% at December 31, 2020.

The provision for credit loss expense for the third quarter of 2021 was a credit of $1.2 million compared to a credit of $218,000 for the same period in 2020. Net charge-offs for the quarter ended September 30, 2021 were $69,000 compared to net recoveries of $12,000 reported for the same period in 2020. Provision expense for the nine months ended September 30, 2021 was a credit of $6.1 million, compared to an expense of $17.4 million for the same period in 2020.

Nonperforming loans and leases totaled $60.7 million at September 30, 2021, compared to $53.8 million at June 30, 2021, and $45.8 million at December 31, 2020. The increase in nonperforming loans and leases compared to prior quarter end and year end 2020 was related to two commercial real estate relationships that moved into nonperforming status, totaling $9.1 million in the second quarter of 2021 and $7.5 million in the third quarter of 2021, which continue to accrue interest. Nonperforming assets represented 0.75% of total assets at September 30, 2021, up from 0.67% at June 30, 2021, and 0.60% at December 31, 2020.

Exhibit 99.1

Special Mention and Substandard loans and leases totaled $168.5 million at September 30, 2021, reflecting improvement from $171.3 million at June 30, 2021, and $189.9 million reported at December 31, 2020.

As previously announced, the Company implemented a payment deferral program in 2020 to assist both consumer and business borrowers that may be experiencing financial hardship due to COVID-19. As of September 30, 2021, total loans that continued in a deferral status amounted to approximately $12.8 million, representing 0.25% of total loans. At June 30, 2021 total loans in deferral status totaled $129.4 million, and at December 31, 2020 total loans in deferral status totaled $212.2 million. Included in nonperforming loans and leases and Substandard loans and leases at September 30, 2021, were 2 loans totaling $3.0 million that remained in deferral status.

The Company began accepting applications for PPP loans on April 3, 2020, and had funded 2,998 loans totaling approximately $465.6 million when the initial program ended. On January 19, 2021, the Company began accepting both first draw and second draw applications for the reopening of the PPP program. The 2021 PPP program funding closed for new applications on May 12, 2021. The Company funded 2,142 applications totaling $228.5 million in 2021.

Out of the total $694.1 million of PPP loans that the Company had funded through October 12, 2021, approximately $552.0 million had been forgiven by the SBA under the terms of the program. Total net deferred fees on the remaining balance of PPP loans amounted to $6.2 million at September 30, 2021.

CAPITAL POSITION

Capital ratios at September 30, 2021 remained well above the regulatory minimums for well-capitalized institutions. The ratio of Total Capital to Risk-Weighted Assets was 14.21% at September 30, 2021, down from 14.62% reported at June 30, 2021, and 14.39% at December 31, 2020. The ratio of Tier 1 capital to average assets was 8.54% at September 30, 2021, compared to 8.79% at June 30, 2021, and 8.75% at December 31, 2020.

During the third quarter of 2021, the Company repurchased 170,775 common shares at an aggregate cost of $13.2 million. These shares were purchased under the Company's previously announced 2020 Stock Repurchase Program. During the first nine months of 2021, the Company repurchased 272,310 shares at an aggregate cost of $21.2 million.

The Company announced today that its Board of Directors has authorized a new stock repurchase program of up to 400,000 shares of the Company's outstanding common stock, par value $0.10 per share, over the next 24 months. This program replaces the Company's existing 400,000 stock repurchase program announced on January 30, 2020.

Exhibit 99.1

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of the Company's stock and general market and economic conditions, and applicable legal requirements.

ABOUT TOMPKINS FINANCIAL CORPORATION

Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, and Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. The Company’s banks have announced plans for a rebranding effort, pursuant to which the Company’s four wholly-owned banking subsidiaries will be combined into one bank, with The Bank of Castile, Mahopac Bank, and VIST Bank merging with and into Tompkins Trust Company. The combined bank will conduct business under the “Tompkins” brand name, with a legal name of “Tompkins Community Bank.” For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements may be identified by use of such words as "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan", or "anticipate", and other similar words. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to certain uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements: changes in general economic, market and regulatory conditions; the severity and duration of the COVID-19 pandemic and the impact of COVID-19 (including governments’ responses thereto) on economic and financial markets, potential regulatory actions, and modifications to our operations, products, and services relating thereto; disruptions in our and our customers’ operations and loss of revenue due to pandemics, epidemics, widespread health emergencies, government-imposed travel/business restrictions, or outbreaks of infectious diseases such as the coronavirus, and the associated adverse impact on our financial position, liquidity, and our customers’ abilities to repay their obligations to us or willingness to obtain financial services products from the Company; the development of an interest rate environment that may adversely affect the Company’s interest rate spread, other income or cash flow anticipated from the Company’s operations, investment and/or lending activities; changes in laws and regulations affecting banks, bank holding companies and/or financial holding companies, such as the Dodd-Frank Act, Basel III and the Economic Growth, Regulatory Relief, and Consumer Protection Act; legislative and regulatory changes in response to COVID-19 with which we and our subsidiaries must comply, including the CARES Act and the Consolidated Appropriations Act, 2021 and the rules and regulations promulgated thereunder, and state and local government mandates; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; uncertainties arising from national and global events, including the potential impact of widespread protests, civil unrest, and political uncertainty on the economy and the financial services industry; and financial resources in the amounts, at the times and on the terms required to support the Company’s future businesses. The Company does not undertake any obligation to update its forward-looking statements.

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	9/30/2021	12/31/2020

Cash and noninterest bearing balances due from banks	$22,441	$21,245
Interest bearing balances due from banks	311,046	367,217
Cash and Cash Equivalents	333,487	388,462

Available-for-sale debt securities, at fair value (amortized cost of $2,072,498 at September 30, 2021 and $1,599,894 at December 31, 2020)	2,066,927	1,627,193
Held-to-maturity securities, at amortized cost (fair value of $268,283 at September 30, 2021 and $0 December 31, 2020)	269,268	0
Equity securities, at fair value (amortized cost $910 at September 30, 2021 and $929 at December 31, 2020)	910	929
Total loans and leases, net of unearned income and deferred costs and fees	5,096,778	5,260,327
Less: Allowance for credit losses	46,259	51,669
Net Loans and Leases	5,050,519	5,208,658

Federal Home Loan Bank and other stock	10,366	16,382
Bank premises and equipment, net	85,955	88,709
Corporate owned life insurance	86,094	84,736
Goodwill	92,447	92,447
Other intangible assets, net	3,989	4,905
Accrued interest and other assets	113,148	109,750
Total Assets	$8,113,110	$7,622,171
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,211,732	3,761,933
Time	675,499	746,234
Noninterest bearing	2,203,667	1,929,585
Total Deposits	7,090,898	6,437,752

Federal funds purchased and securities sold under agreements to repurchase	72,490	65,845
Other borrowings	110,000	265,000
Trust preferred debentures	0	13,220
Other liabilities	117,365	122,665
Total Liabilities	$7,390,753	$6,904,482
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 14,695,105 at September 30, 2021; and 14,964,389 at December 31, 2020	1,470	1,496
Additional paid-in capital	315,957	333,976
Retained earnings	464,152	418,413
Accumulated other comprehensive loss	(55,094)	(32,074)
Treasury stock, at cost – 122,824 shares at September 30, 2021, and 124,849 shares at December 31, 2020	(5,634)	(5,534)
Total Tompkins Financial Corporation Shareholders’ Equity	720,851	716,277
Noncontrolling interests	1,506	1,412
Total Equity	$722,357	$717,689
Total Liabilities and Equity	$8,113,110	$7,622,171

Exhibit 99.1

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended		Nine Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
INTEREST AND DIVIDEND INCOME
Loans	$53,738	$57,892	$161,598	$169,639
Due from banks	136	83	266	90
Available-for-sale debt securities	6,312	6,035	17,188	20,101
Held-to-maturity securities	732	0	1,044	0
Federal Home Loan Bank and other stock	196	306	608	1,130
Total Interest and Dividend Income	61,114	$64,316	$180,704	$190,960
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	518	755	1,724	2,458
Other deposits	2,088	3,450	6,835	13,723
Federal funds purchased and securities sold under agreements to repurchase	17	19	48	76
Trust preferred debentures	1,237	216	2,233	758
Other borrowings	1,156	1,623	3,883	6,357
Total Interest Expense	5,016	6,063	14,723	23,372
Net Interest Income	56,098	58,253	165,981	167,588
Less: (Credit) provision for credit loss expense	(1,232)	(218)	(6,133)	17,418
Net Interest Income After Provision for Credit Loss Expense	57,330	58,471	172,114	150,170
NONINTEREST INCOME
Insurance commissions and fees	9,833	8,916	27,053	24,216
Investment services income	4,957	4,292	14,347	12,414
Service charges on deposit accounts	1,638	1,444	4,579	4,675
Card services income	2,717	2,419	8,051	6,885
Other income	1,769	1,818	5,408	6,388
Net (loss) gain on securities transactions	(60)	(2)	257	446
Total Noninterest Income	20,854	18,887	59,695	55,024
NONINTEREST EXPENSE
Salaries and wages	24,825	23,951	71,477	69,482
Other employee benefits	5,777	6,690	17,887	18,260
Net occupancy expense of premises	3,019	3,162	10,042	9,530
Furniture and fixture expense	2,066	1,886	6,220	5,759
Amortization of intangible assets	329	371	988	1,120
Other operating expense	14,164	10,706	35,519	33,553
Total Noninterest Expenses	50,180	46,766	142,133	137,704
Income Before Income Tax Expense	28,004	30,592	89,676	67,490
Income Tax Expense	6,630	6,330	19,781	13,779
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	21,374	24,262	69,895	53,711
Less: Net Income Attributable to Noncontrolling Interests	32	32	96	101
Net Income Attributable to Tompkins Financial Corporation	$21,342	24,230	69,799	53,610
Basic Earnings Per Share	$1.46	$1.63	$4.74	$3.60
Diluted Earnings Per Share	$1.45	$1.63	$4.72	$3.59

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended
	September 30, 2021			September 30, 2020
	Average			Average
	Balance		Average	Balance		Average
(Dollar amounts in thousands)	(QTD)	Interest	Yield/Rate	(QTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$376,341	$136	0.14%	$326,908	$83	0.10%
Securities (1)
U.S. Government securities	2,133,984	6,467	1.20%	1,332,240	5,362	1.60%
State and municipal (2)	109,375	697	2.53%	122,932	816	2.64%
Other securities (2)	3,417	23	2.64%	3,433	25	2.88%
Total securities	2,246,776	7,187	1.27%	1,458,605	6,203	1.69%
FHLBNY and FRB stock	15,330	196	5.07%	18,319	307	6.66%
Total loans and leases, net of unearned income (2)(3)	5,115,253	53,989	4.19%	5,400,217	58,507	4.31%
Total interest-earning assets	7,753,700	61,508	3.15%	7,204,049	65,100	3.59%
Other assets	348,370			377,960
Total assets	$8,102,070			$7,582,009
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$4,090,840	$906	0.09%	$3,796,615	$1,671	0.18%
Time deposits	707,212	1,700	0.95%	697,026	2,534	1.45%
Total interest-bearing deposits	4,798,052	2,606	0.22%	4,493,641	4,205	0.37%
Federal funds purchased & securities sold under agreements to repurchase	60,798	17	0.11%	47,527	19	0.16%
Other borrowings	224,459	1,156	2.04%	303,587	1,623	2.13%
Trust preferred debentures	3,444	1,237	142.50%	17,135	216	5.02%
Total interest-bearing liabilities	5,086,753	5,016	0.39%	4,861,890	6,063	0.50%
Noninterest bearing deposits	2,165,537			1,897,999
Accrued expenses and other liabilities	116,663			112,636
Total liabilities	7,368,953			6,872,525
Tompkins Financial Corporation Shareholders’ equity	731,629			707,996
Noncontrolling interest	1,488			1,488
Total equity	733,117			709,484

Total liabilities and equity	$8,102,070			$7,582,009
Interest rate spread			2.76%			3.10%
Net interest income/margin on earning assets		56,492	2.89%		59,037	3.26%

Tax Equivalent Adjustment		(394)			(784)
Net interest income per consolidated financial statements		$56,098			$58,253

Exhibit 99.1

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	September 30, 2021			September 30, 2020
	Average			Average
	Balance			Balance		Average
(Dollar amounts in thousands)	(YTD)	Interest		(YTD)	Interest	Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$333,769	$266	0.11%	$111,775	$90	0.11%
Securities (1)
U.S. Government securities	1,920,717	16,417	1.14%	1,242,659	18,236	1.96%
State and municipal (2)	114,809	2,200	2.56%	110,058	2,225	2.70%
Other securities (2)	3,420	69	2.70%	3,429	93	3.61%
Total securities	2,038,946	18,686	1.23%	1,356,146	20,554	2.02%
FHLBNY and FRB stock	16,328	608	4.98%	22,175	1,130	6.81%
Total loans and leases, net of unearned income (2)(3)	5,225,087	162,355	4.15%	5,197,757	170,853	4.40%
Total interest-earning assets	7,614,130	181,915	3.19%	6,687,853	192,627	3.85%
Other assets	346,441			536,424
Total assets	$7,960,571			$7,224,278
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$4,002,724	$2,943	0.10%	$3,557,326	$7,973	0.30%
Time deposits	727,445	5,616	1.03%	693,922	8,208	1.58%
Total interest-bearing deposits	4,730,169	8,559	0.24%	4,251,248	16,181	0.51%
Federal funds purchased & securities sold under agreements to repurchase	57,498	48	0.11%	54,481	76	0.19%
Other borrowings	254,002	3,883	2.04%	397,511	6,357	2.14%
Trust preferred debentures	9,849	2,233	30.32%	17,093	758	5.93%
Total interest-bearing liabilities	5,051,518	14,723	0.39%	4,720,332	23,372	0.66%
Noninterest bearing deposits	2,066,567			1,699,317
Accrued expenses and other liabilities	117,383			111,643
Total liabilities	7,235,468			6,531,292
Tompkins Financial Corporation Shareholders’ equity	723,645			691,530
Noncontrolling interest	1,458			1,456
Total equity	725,103			692,986

Total liabilities and equity	$7,960,571			$7,224,278
Interest rate spread			2.80%			3.19%
Net interest income/margin on earning assets		167,192	2.94%		169,255	3.38%

Tax Equivalent Adjustment		(1,211)			(1,667)
Net interest income per consolidated financial statements		$165,981			$167,588

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Sep-21	Jun-21	Mar-21	Dec-20	Sep-20	Dec-20
Securities	$2,337,105	$2,166,853	$1,935,731	$1,628,122	$1,667,698	$1,628,122
Total Loans	5,096,778	5,175,129	5,292,793	5,260,327	5,398,297	5,260,327
Allowance for credit losses	46,259	47,505	49,339	51,669	52,293	51,669
Total assets	8,113,110	7,988,208	8,095,342	7,622,171	7,794,502	7,622,171
Total deposits	7,090,898	6,837,000	6,946,541	6,437,752	6,601,238	6,437,752
Federal funds purchased and securities sold under agreements to repurchase	72,490	52,134	47,496	65,845	63,573	65,845
Other borrowings	110,000	245,000	265,000	265,000	285,000	265,000
Trust preferred debentures	0	8,799	13,260	13,220	17,163	13,220
Total common equity	720,851	726,779	708,493	716,277	712,104	716,277
Total equity	722,357	728,253	709,936	717,689	713,611	717,689

Average Balance Sheet
Average earning assets	$7,753,700	$7,609,792	$7,475,846	$7,408,335	$7,204,049	$6,868,958
Average assets	8,102,070	7,949,946	7,826,672	7,758,159	7,582,009	7,358,478
Average interest-bearing liabilities	5,086,753	5,030,800	5,036,451	5,010,037	4,861,890	4,793,154
Average equity	733,117	721,336	720,718	719,114	709,484	699,554

Share data
Weighted average shares outstanding (basic)	14,494,533	14,654,774	14,676,410	14,715,124	14,697,532	14,703,390
Weighted average shares outstanding (diluted)	14,568,334	14,737,735	14,757,558	14,751,303	14,727,741	14,742,040
Period-end shares outstanding	14,659,195	14,829,873	14,906,785	14,928,479	14,926,252	14,928,479
Common equity book value per share	$49.17	$49.01	$47.53	$47.98	$47.71	$47.98

Income Statement
Net interest income	$56,098	$54,846	$55,037	$57,751	$58,253	$225,339
(Credit) provision for credit loss expense (5)	(1,232)	(3,071)	(1,830)	(205)	(218)	17,213
Noninterest income	20,854	18,858	19,983	18,836	18,887	73,860
Noninterest expense (5)	50,180	47,442	44,511	46,616	46,766	184,320
Income tax expense	6,630	6,471	6,680	6,145	6,330	19,924
Net income attributable to Tompkins Financial Corporation	21,342	22,831	25,626	23,978	24,230	77,588
Noncontrolling interests	32	31	33	53	32	154
Basic earnings per share (4)	1.46	1.55	1.73	1.61	1.63	5.22
Diluted earnings per share (4)	1.45	1.54	1.72	1.61	1.63	5.20

Nonperforming Assets
Nonaccrual loans and leases	$47,941	$48,019	$41,656	$38,976	$26,944	$38,976
Loans and leases 90 days past due and accruing	7,463	0	0	0	0	0
Troubled debt restructuring not included above	5,343	5,776	6,069	6,803	6,864	6,803
Total nonperforming loans and leases	60,747	53,795	47,725	45,779	33,808	45,779
OREO	135	88	88	88	196	88
Total nonperforming assets	$60,882	$53,883	$47,813	$45,867	$34,004	$45,867

Exhibit 99.1

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Sep-21	Jun-21	Mar-21	Dec-20	Sep-20	Dec-20
Loans and leases 30-89 days past due and
accruing	$1,436	$1,692	$1,790	$3,012	$6,875	$3,012
Loans and leases 90 days past due and accruing	7,463	0	0	0	0	0
Total loans and leases past due and accruing	8,899	1,692	1,790	3,012	6,875	3,012

Allowance for Credit Losses
Balance at beginning of period	$47,505	$49,339	$51,669	$52,293	$52,082	$39,892
Impact of adopting ASC 326	0	0	0	0	0	(2,534)
(Credit) provision for credit losses	(1,177)	(2,718)	(2,510)	6	199	16,151
Net loan and lease charge-offs (recoveries)	69	(884)	(180)	630	(12)	1,840
Allowance for credit losses at end of period	$46,259	$47,505	$49,339	$51,669	$52,293	$51,669

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$2,247	$2,600	$1,920	$2,131	$2,548	$477
Impact of adopting ASC 326	0	0	0	0	0	381
(Credit) provision for credit losses	(55)	(353)	680	(211)	(417)	1,062
Allowance for credit losses at end of period	$2,192	$2,247	$2,600	$1,920	$2,131	$1,920

Loan Classification - Total Portfolio
Special Mention	$98,253	$108,269	$116,689	$121,253	$122,652	$121,253
Substandard	70,213	62,992	68,487	68,645	45,384	68,645

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	1.19%	1.04%	0.90%	0.87%	0.63%	0.87%
Nonperforming assets/total assets	0.75%	0.67%	0.59%	0.60%	0.44%	0.60%
Allowance for credit losses/total loans and leases	0.91%	0.92%	0.93%	0.98%	0.97%	0.98%
Allowance/nonperforming loans and leases	76.15%	88.31%	103.38%	112.87%	154.68%	112.87%
Net loan and lease losses annualized/total average loans and leases	0.01%	(0.07)%	(0.01)%	0.05%	0.00%	0.04%

Capital Adequacy
Tier 1 Capital (to average assets)	8.54%	8.79%	8.89%	8.75%	8.85%	8.75%
Total Capital (to risk-weighted assets)	14.21%	14.62%	14.62%	14.39%	14.26%	14.39%

Profitability (period-end)
Return on average assets *	1.05%	1.15%	1.33%	1.23%	1.27%	1.05%
Return on average equity *	11.55%	12.70%	14.42%	13.26%	13.59%	11.09%
Net interest margin (TE) *	2.89%	2.91%	3.01%	3.12%	3.26%	3.31%
* Quarterly ratios have been annualized

(1) Average balances and yields on available-for-sale securities are based on historical amortized cost.

(2) Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2021 and 2020 to increase tax exempt interest income to taxable-equivalent basis.

(3) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(4) Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.

(5) Amounts in prior periods' financial statements are reclassified when necessary to conform to the current period's presentation.